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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-126803 of our report dated July 18, 2005, relating to the balance sheet of LNR Capital Corporation as of June 29, 2005, our report dated July 18, 2005, relating to the consolidated financial statements of Delaware Securities Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and of our report dated July 18, 2005 relating to the financial statement schedules appearing in this Registration Statement on Form S-11 of Delaware Securities Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Miami, Florida
September 9, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM